As filed with the Securities and Exchange Commission on March 18, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONNECT BIOPHARMA HOLDINGS LIMITED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Not Applicable

(Translation of Registrant’s Name into English)

Cayman Islands	2834	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Science and Technology Park

East R&D Building, 3rd Floor

6 Beijing West Road, Taicang

Jiangsu Province, China 215400

Tel: +86 512 5357 7866

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Connect Biopharm LLC

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Tel: +1 858 344 1036

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cheung Ying (Cathy) Yeung, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place, Central Hong Kong +852 2912 2500	Patrick A. Pohlen, Esq. Michael E. Sullivan, Esq. Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 +1 858 523 5400	Alan F. Denenberg Emily Roberts Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 +1 650 752 2000	James C. Lin Davis Polk & Wardwell LLP The Hong Kong Club Building 3A Chater Road Hong Kong +852 2533 3300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-253631)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)(3)
Ordinary shares, par value $0.000174 per share	2,156,250	$17.00	$36,656,250.00	$4,000

(1)

Represents only the additional number of ordinary shares represented by American Depositary Shares, or ADSs, with each ADS representing one ordinary share, being registered and includes 281,250 additional ordinary shares, represented by ADSs, that the underwriters have the option to purchase. This does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1, as amended (File No. 333-253631), or the Prior Registration Statement.

(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)

The Registrant previously registered 10,781,250 ordinary shares, represented by ADSs, with an aggregate offering price not to exceed $183,281,250 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on March 18, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $36,656,250.00 are hereby registered, which includes ordinary shares, represented by ADSs, that the underwriters have the option to purchase.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form F-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of ordinary shares, represented by ADSs, offered by Connect Biopharma Holdings Limited (the “Registrant”) by 2,156,250 ordinary shares, represented by ADSs, 281,250 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional ordinary shares, represented by ADSs, of the Registrant. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form F-1, as amended (File No. 333-253631) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered

8.1	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2	Opinion of Han Kun Law Offices regarding certain PRC tax matters

8.3	Opinion of Latham & Watkins LLP regarding certain US tax matters

23.1	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3	Consent of Han Kun Law Offices (included in Exhibit 8.2)

23.4	Consent of Latham & Watkins LLP (included in Exhibit 8.3)

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on February 26, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on March 18, 2021.

CONNECT BIOPHARMA HOLDINGS LIMITED
By:	/s/ Zheng Wei, Ph.D.
Zheng Wei, Ph.D.
Chief Executive Officer

NAME	TITLE

/s/ Zheng Wei, Ph.D.	Chief Executive Officer and Member of the Board (Principal Executive Officer)
Zheng Wei, Ph.D.

*	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Eric Hall

*	President and Chairman of the Board
Wubin Pan, Ph.D.

*	Member of the Board
Derek DiRocco, Ph.D.

*	Member of the Board
Kan Chen, Ph.D.

*	Member of the Board
Jinghua (Jennifer) Jin

*	Member of the Board
Karen J. Wilson

*	Member of the Board
Kleanthis G. Xanthopoulos, Ph.D.

*By:	/s/ Zheng Wei, Ph.D.
Zheng Wei, Ph.D.
Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Connect Biopharma Holdings Limited has signed this registration statement on March 18, 2021.

Connect Biopharm LLC
By:	/s/ Zheng Wei, Ph.D.
Name: Zheng Wei, Ph.D.
Title: Authorized Signatory